Exhibit 99.1

Investor Inquiries	Media Inquiries
Cindy Klimstra	Gary Ross
Vice President, Investor Relations	Senior Manager, Corporate Communications
(847) 968-0268	(847) 371-5048
CDW Agrees to be Acquired by Madison Dearborn Partners, LLC
CDW Shareholders to Receive $87.75 per Share in Cash; Transaction Valued at Approximately $7.3 Billion
VERNON HILLS, Ill. — May 29, 2007 — CDW Corporation (NASDAQ:CDWC), a leading provider of technology products and services to business, government and education customers, today announced that it has signed a definitive merger agreement to be acquired by Madison Dearborn Partners, LLC (“MDP”) in a transaction valued at approximately $7.3 billion.
Under the terms of the agreement, CDW shareholders will receive $87.75 in cash for each share of CDW common stock they hold, representing a premium of approximately 16.1 percent over CDW’s closing share price of $75.56 on May 25, 2007, the last trading day prior to published reports regarding a potential transaction, and a premium of approximately 31.4 percent over the average closing share price during the previous 90 trading days ending May 25, 2007. CDW’s Board of Directors approved the merger agreement and will recommend that CDW’s common shareholders approve the transaction. Under the terms of the agreement, CDW’s Board of Directors will not declare an annual dividend in 2007.
“CDW’s coworkers have created an extraordinary industry-leading organization since its founding in 1984 and initial public offering in 1993,” said John A. Edwardson, CDW chairman and chief executive officer. “This transaction represents the next chapter for CDW. We believe it provides a compelling opportunity to immediately maximize value for our shareholders. We are pleased to partner with the world-class investment firm of MDP, whose investment goals are closely aligned with our strategy and long-term objectives.”
MDP, based in Chicago, is one of the most experienced and successful private equity investment firms in the U.S. Since its formation in 1993, MDP funds have closed over 100 transactions in the U.S. and Europe. Benjamin D. Chereskin, a managing director for MDP said, “CDW is an exceptional company of talented and dedicated coworkers led by an outstanding management team. We look forward to investing in the company’s future growth and continuing to build upon its history of success while preserving its unique coworker and customer-focused culture.”
CDW’s founder Michael P. Krasny said, “CDW could not have achieved its success without the dedication and caring of our coworkers. I was delighted to learn that MDP, a Chicago firm with a reputation for high standards of integrity and excellence, has decided to invest in CDW and is strongly committed to CDW’s coworkers and customers.” As CDW’s largest shareholder, Mr. Krasny controls directly or indirectly approximately 22 percent of the outstanding shares of common stock and has agreed to vote or cause such shares to be voted in favor of the merger.
Before approving the merger agreement, the Board of Directors conducted an auction process in which a number of potential bidders participated. Under the agreement, CDW will, with the assistance of Morgan Stanley, actively solicit proposals from third parties during the next 30 days. CDW advises that there can be no assurance that the solicitation of proposals will result in an alternative transaction.

Completion of the transaction, which is subject to the approval of CDW shareholders, regulatory approvals and customary closing conditions, is expected near the end of the third quarter of 2007 or early in the fourth quarter of 2007. The transaction is not conditioned upon receipt of financing by MDP.
Morgan Stanley is serving as exclusive financial advisor to CDW and its Board of Directors. Both Morgan Stanley and William Blair & Company provided fairness opinions to the CDW Board of Directors. Sidley Austin LLP is acting as legal counsel to CDW. Both J.P. Morgan Securities Inc. and Lehman Brothers are serving as financial advisors to MDP. Kirkland & Ellis LLP is acting as legal counsel to MDP.
CDW will host a conference call on May 30, 2007, at 9:00 a.m. ET / 8:00 a.m. CT to discuss this transaction. The call-in number is 1-800-685-9697 (or 847-619-6797) and the confirmation number is 18053302. A replay will be accessible by telephone for approximately two weeks by dialing 1-888-843-8996 and the confirmation number is 18053302. The replay will be available 24 hours/day, including weekends.
About CDW
CDW®, ranked No. 342 on the FORTUNE 500, is a leading provider of technology solutions for business, government and education. CDW is a principal source of technology products and services including top name brands such as Acer, Adobe, APC, Apple, Cisco, Fujitsu, HP, IBM, Lenovo, Microsoft, Panasonic, Quantum, Samsung, Sony, Symantec and ViewSonic. CDW’s direct model offers customers one-on-one relationships with knowledgeable account managers and access to approximately 820 on-staff engineers and advanced technology specialists who customize solutions for customers’ complex technology needs. CDW also provides same-day product shipping and post-sales technical support.
CDW was founded in 1984 and as of March 31, 2007, employed approximately 5,640 coworkers. In 2006, the company generated sales of $6.8 billion. For more information, visit CDW.com.
About Madison Dearborn Partners, LLC
Madison Dearborn Partners, based in Chicago, is one of the most experienced and successful private equity investment firms in the United States. MDP has more than $14 billion of equity capital under management and makes new investments through its most recent fund, Madison Dearborn Capital Partners V, a $6.5 billion investment fund raised in 2006. MDP focuses on management buyout transactions and other private equity investments across a broad spectrum of industries, including basic industries, communications, consumer, financial services, and health care. For more information, please visit the MDP website at www.mdcp.com.

Additional Information About the Merger and Where to Find It
CDW Corporation will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between CDW and MDP. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CDW shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.
CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in CDW’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of CDW common stock as of March 31, 2007 is also set forth in CDW’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007.
Statements about the expected timing, completion and effects of the proposed merger between CDW and MDP, and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval, the failure of financing or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW’s Annual Report on Form 10-K for the year ended December 31, 2006.

For more information about CDW:
 Visit CDW on the Internet at http://www.cdw.com. Contact CDW Investor Relations via the Internet at
investorrelations@cdw.com or by telephone at 847-419-6328.
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